UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34407	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 17, 2010, Deer Consumer Products, Inc. (the “Company”) issued a press release announcing the Company has raised its 2010 earnings guidance to approximately $26 million in net income on revenues of approximately $160 million.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 8.01.  Other Events.

On May 17, 2010, the Company issued a press release announcing that the Board of Directors of the Company has authorized a stock repurchase program under which the Company may repurchase up to $20,000,000 of its outstanding common stock, par value $0.001 per share, from time to time commencing on May 17, 2010 (the “Repurchase Program”). Under the Repurchase Program, the Company may from time to time, at management’s discretion, make one or more purchases on the open market.  Any common stock repurchased by the Company will become part of its treasury stock and retained for possible future uses. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release, “Deer Consumer Products, Inc. Announces $20 Million Stock Buyback, Raises 2010 Earnings Guidance, Provides Business Updates,” dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2010

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name:	Ying He
Title:	Chief Executive Officer